As filed with the Securities and Exchange Commission on December 16, 2011

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________________
China Digital TV Holding Co., Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-0536440 (I.R.S. Employer Identification No.)
____________________________
Jingmeng High-Tech Building B, 4th Floor
No. 5 Shangdi East Road
Haidian District, Beijing 100085
People’s Republic of China
 (Address of principal executive offices)
____________________________

CHINA DIGITAL TV HOLDING CO., LTD. 2010 STOCK INCENTIVE PLAN
(Full title of the plan)
____________________________
CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address and telephone number, including area code, of agent for service)
____________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

____________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.0005 per share (3)	3,600,000 (4)	$6.90 (5)	$24,840,000	$2,846.66

(1)
The ordinary shares, par value $0.0005 per share (the “Ordinary Shares”), of the Registrant may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents one Ordinary Share. A separate registration statement on Form F-6 was filed with the Securities and Exchange Commission on September 21, 2007 (Registration No. 333-146232) for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares. Our ADSs are traded on the New York Stock Exchange under the symbol “STV”.

(2)
Plus such indeterminate number of additional Ordinary Shares as may be offered and issued to prevent dilution resulting from share splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (“Securities Act”).

(3)
Any Ordinary Shares covered by an award granted under the China Digital TV Holding Co., Ltd. 2010 Stock Incentive Plan (the “2010 Plan”) (or portion of an award) which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares that may be issued under the 2010 Plan.

(4)	Represents 3,600,000 Ordinary Shares reserved for issuance under the 2010 Plan.

(5)	Represents the price at which options granted under the 2010 Plan may be exercised, subject to adjustments and amendments under the terms of the 2010 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information

All information required by Part I of Form S-8 (“Part I”) to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I.  The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b) under the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.         Registrant Information and Employee Plan Annual Information

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I.  The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b) under the Securities Act.  Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

The following documents previously filed or furnished by China Digital TV Holding Co., Ltd. (the “Registrant”) with the Commission are incorporated as of their respective dates by reference herein and shall be deemed a part hereof:

(a)        The Registrant’s latest annual report on Form 20-F filed with the Commission on May 12, 2011, which includes the Registrant’s audited financial statements for the year ended December 31, 2010;

(b)        The Registrant’s reports on Form 6-K furnished with the Commission on May 16, 2011, May 20, 2011, May 23, 2011, August 3, 2011, August 16, 2011 and November 22, 2011; and

(c)        The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statements on Form 8-A (File No. 001-33692) filed with the Commission on September 20, 2007 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Ordinary Shares and ADSs set forth under “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale” contained in the Registrant’s latest prospectus filed with the Commission on October 5, 2007 pursuant to Rule 424(b) under the Securities Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Reports on Form 6-K that the Registrant furnishes to the Commission will only be deemed incorporated by reference into this Registration Statement if such Report on Form 6-K so states that it is incorporated by reference herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The Second Amended and Restated Articles of Association of the Registrant, adopted by its shareholders on September 13, 2007, provide that the Registrant shall indemnify its directors and officers against all actions, costs, charges, losses, damages and expenses incurred in their respective capacities, except that such indemnification does not extend to any matter in respect of fraud or dishonesty that may attach to any of them.

Pursuant to the form of indemnification agreement for director filed as Exhibit 10.28 to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-146072), the Registrant agrees to indemnify its directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.  The form of indemnification agreement also sets forth procedures that will apply in the event of a claim for indemnification thereunder.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

Exhibit Number		Description
4.1	—
Second Amended and Restated Memorandum and Articles of Association of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-146072).

4.2	—
Specimen of Share Certificate representing the ordinary shares, incorporated herein by reference to Exhibit 4.1 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-146072).

4.3	—	China Digital TV Holding Co., Ltd. 2010 Stock Incentive Plan, incorporated herein by reference to Exhibit 4.53 to the annual report on Form 20-F, filed with the Commission on May 12, 2011.

5.1	—	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, on the validity of the securities being registered.

23.1	—	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2	—	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page).

Item 9.         Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement  (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For purposes of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on December 16, 2011.

China Digital TV Holding Co., Ltd.

By:	/s/ Jianhua Zhu
Name:	Jianhua Zhu
Title:	Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Jianhua Zhu, Dr. Zengxiang Lu and Mr. Zhenwen Liang, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title

/s/ Jianhua Zhu	Chairman and Chief Executive Officer
Jianhua Zhu	(principal executive officer)

December 16, 2011

/s/ James Hsiang Ming Ho	Director
James Hsiang Ming Ho
December 14, 2011

/s/ Zengxiang Lu	Director
Zengxiang Lu
December 16, 2011

Name	Title

Director
Jianyue Pan
December ____, 2011

/s/ Ching Wah Ng	Director
Ching Wah Ng
December 12, 2011

/s/ Chaoyang Xia	Director
Chaoyang Xia
December 16, 2011

/s/ Songzuo Xiang	Director
Songzuo Xiang
December 16, 2011

/s/ Zhenwen Liang	Chief Financial Officer
Zhenwen Liang	(principal financial and accounting officer)

December 16, 2011

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Digital TV Holding Co., Ltd., has signed this Registration Statement on December 16, 2011.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit Number		Description
4.1	—
Second Amended and Restated Articles of Association of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-146072).

4.2	—
Specimen of Share Certificate representing the ordinary shares, incorporated herein by reference to Exhibit 4.1 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-146072).

4.3	—
China Digital TV Holding Co., Ltd. 2010 Stock Incentive Plan, incorporated herein by reference to Exhibit 4.53 to the annual report on Form 20-F for the year ended December 31, 2010, filed with the Commission on May 12, 2011.

5.1	—	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, on the validity of the securities being registered.

23.1	—	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2	—	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page).